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                               CONSENT OF COUNSEL

                      Wargurg, Pincus Balanced Fund, Inc.


           We hereby consent to being named in the Statement of Additional Information included in Post-Effective No. 3 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-00533, Investment Company Act File No. 811-07517) of Warburg, Pincus Balanced Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                      WILLKIE FARR & GALLAGHER
                                                  ------------------------------
                                                      Willkie Farr & Gallagher


August 25, 1997
New York, New York


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